UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)   January 22, 2008
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                           Moller International, Inc.
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             (Exact name of registrant as specified in its chapter)

        CALIFORNIA                                             68-0006075
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(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation             File Number)             Identification No.)

        1222 RESEARCH PARK DRIVE, DAVIS CA                   95618
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     (Address of principal executive offices)              (Zip Code)


                        Telephone Number: (530) 756-5086
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          (Former name or former address, if changed since last report)


ITEM 4.01. Changes in Registrant's Certifying Accountant

      During November 2007, the Audit Committee of the Board of Directors of Moller International, Inc. (the " Company ") determined to request proposals from auditing firms for the Company's June 30, 2008 audit. After review and consideration of various proposals, effective January 21, 2008, the Audit Committee approved the engagement of The Reznick Group PC ("Reznick Group ") as the independent registered public accountants (the " auditors ") of the Company for the fiscal year ending June 30, 2008, and dismissed the firm of Malone & Bailey, P.C (" M&B ") as auditors. During the company's fiscal years ended June 30, 2006 and 2007 and through January 21, 2008, neither the Company nor anyone on the Company's behalf consulted Reznick Group regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K.

      M&B's reports on the Company's consolidated financial statements for the fiscal years ended June 30, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope, or accounting principles. In connection with the audits of the Company's consolidated financial statements for each of the two fiscal years ended June 30, 2006 and 2007 and through January 21, 2008, there were no disagreements with M&B on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of M&B, would have caused M&B to make reference to the matter in their reports. During the two most recent fiscal years and through January 21, 2008, there have been no "reportable events" (as defined in Regulation S-K, Item 304(a)(1)(v)). The Company has requested M&B to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of M&B's letter, dated January 18, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

16.1 Letter to the Securities and Exchange Commission from Malone and Bailey, P.C dated 18 January 2008


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Moller International I has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

/s/ Paul S. Moller, President
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    (Registrant)

Date: January 22, 2008
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